                                     ITEM 12

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


                           Name & Address of                              Amount & Nature of
Title of Class             Beneficial Owner                              Beneficial Ownership       % of Class
--------------             -------------------                           ---------------------      ----------
                                                    ITEM 403(a)
                                                    -----------
Class B                    Hussey Investments LP                              880,881                 51.0%
Common Stock               PO Box 35
                           Goshen IN 46527 (1) (2)

                                                    ITEM 403(b)
                                                    -----------

Class A                    Hussey Endeavors LP                              1,253,219                 56.7%
Common Stock               PO Box 35
                           Goshen IN 46527 (1) (2)


Class A                    Edward Joseph Hussey                             1,276,619                 57.8%
Common Stock               PO Box 35
Class B                    Goshen IN 46527 (2)
Common Stock                                                                  945,653                 54.7%


Class A                    Michael F. Hussey                                1,276,054                 57.8%
Common Stock               PO Box 35
Class B                    Goshen IN 46527 (2)
Common Stock                                                                  945,088                 54.7%


Class A                    All Directors and                                1,300,454                 58.9%
Common Stock               Officers as a Group
Class B                                                                     1,009,860                 58.3%
Common Stock


(1) Edward J. Hussey is a limited partner in both Hussey Investments LP and Hussey Endeavors LP and accordingly has a pecuniary interest in the shares of Class B Common Stock owned by Hussey Investments LP and Class A Common Stock owned by Hussey Endeavors LP. Edward J. Hussey has no voting or investment power over such shares and accordingly disclaims beneficial ownership of such shares.

(2) Edward Joseph Hussey , Michael F. Hussey, John P. Hussey and Nancy A. Parrish are the general partners of Hussey Investments LP and general partners of Hussey Endeavors LP. Accordingly, they share voting and investment control over the 880,881 shares of Class B Common Stock owned by Hussey Investments LP and the 1,253,219 shares of Class A Common Stock owned by Hussey Endeavors LP. Total shares listed for individuals includes the beneficial ownership.




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